UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 18, 2016

Hilton Worldwide Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36243	27-4384691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 883-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Indenture with respect to 4.25% Senior Notes due 2024

On August 18, 2016, Hilton Escrow Issuer LLC and Hilton Escrow Issuer Corp. (together, the “Escrow Issuers”), each an indirect subsidiary of Hilton Worldwide Holdings Inc. (the “Company”), issued $1.0 billion aggregate principal amount of their 4.25% Senior Notes due 2024 (the “Notes”) under an Indenture, dated as of August 18, 2016 (the “Indenture”), by and among the Escrow Issuers and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”). The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Notes were issued at 100.0% of their par value and bear interest at a rate of 4.25% per annum, payable semi-annually in arrears on March 1 and September 1, beginning March 1, 2017. The Notes mature on September 1, 2024.

In accordance with the Escrow Agreement (defined below), the gross proceeds from the sale of the Notes were deposited into a segregated escrow account (the “Escrow Account”) that is pledged for the benefit of the holders of the Notes, together with additional amounts sufficient to fund the redemption of the Notes at the special mandatory redemption price described below based on an initial outside date of September 17, 2016 (the “Initial Outside Date”). The escrowed funds will be released to the Company or its subsidiaries upon the satisfaction of certain conditions (the “Escrow Release” and the date of such release the “Escrow Release Date”), including the consummation of certain transactions relating to an internal reorganization that will precede the Company’s previously announced tax-free spin-offs of Park Hotels & Resorts Inc. (together with its subsidiaries, “Park”) and Hilton Grand Vacations Inc. In addition, assuming satisfaction of such conditions, the Escrow Issuers will merge with and into Hilton Domestic Operating Company Inc. (the “Surviving Issuer”), an indirect subsidiary of the Company, and the Surviving Issuer will assume the Escrow Issuers’ obligations under the Notes and the Indenture. The “Issuer” for purposes of the Indenture and the Notes means (i) prior to the assumption by the Surviving Issuer of the obligations of the Escrow Issuers under the Notes and the Indenture, the Escrow Issuers and (ii) thereafter, the Surviving Issuer. If the escrow conditions are not satisfied on or prior to the Initial Outside Date, as it may be extended in accordance with the Escrow Agreement to a date not later than February 14, 2017 (such then applicable date, the “Extended Outside Date”), or such earlier date as the Escrow Issuers determine in their sole discretion that any of the escrow conditions cannot be satisfied, the Escrow Issuers will be required to redeem the Notes at a special mandatory redemption price of 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of redemption and the escrowed funds would be released and applied to pay for any such special mandatory redemption.

Following satisfaction of the conditions for the release of the proceeds of the offering, a portion of the net proceeds are expected to be applied toward the repayment of approximately $250 million of indebtedness under the Company’s existing senior secured term loan facility and the remainder toward the repayment of certain indebtedness of unrestricted subsidiaries of Park and to fund certain other liabilities and expenses of Park.

Ranking; Guarantees

Prior to the Escrow Release, the Notes will be the senior secured obligations of the Escrow Issuers, secured by a first-priority security interest in the Escrow Account and the Escrowed Funds (as defined below) held in the Escrow Account. From and after the Escrow Release Date, the Notes will be the Surviving Issuer’s senior unsecured obligations, ranking equally in right of payment with all of its existing and future senior indebtedness and senior in right of payment to all of its existing and future subordinated indebtedness.

Prior to the Escrow Release Date, the Notes will not be guaranteed. From and after the Escrow Release Date, the Notes will be guaranteed, on a senior unsecured basis, by Hilton Worldwide Finance LLC (“Parent”), the Issuer’s immediate parent company, the Company and each of Parent’s existing and future wholly owned subsidiaries (other than the Issuer) to the extent such entities guarantee indebtedness under Parent’s senior secured credit facilities or certain other indebtedness of Parent, the Issuer or any subsidiary guarantor.

Special Mandatory Redemption

If the Escrow Issuers (i) do not certify to Wilmington Trust, National Association, as escrow agent (in such capacity, the “Escrow Agent”), that the conditions to the Escrow Release have been met on or prior to the Initial Outside Date or in the event the Escrow Issuers elect to extend the Initial Outside Date one or more times to a date no later than February 14, 2017 by providing notice to the Escrow Agent and depositing additional amounts in cash to fund interest payments (the Initial Outside Date or such then applicable Extended Outside Date, the “Outside Date”) or (ii) notify the Escrow Agent in writing that they have determined that the Escrow Release will not occur on or prior to the then applicable Outside Date, the Notes will be subject to a special mandatory redemption at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest from August 18, 2016, or from the most recent date to which interest has been paid or provided for, to the payment date of such special mandatory redemption.

Optional Redemption

The Issuer may, at its option, redeem the Notes, in whole or in part, at any time prior to September 1, 2019, at a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, plus the applicable “make-whole premium.” In addition, beginning on September 1, 2019, the Issuer may redeem all or a part of the Notes at a redemption price equal to 102.125% of the principal amount redeemed. The redemption price decreases to 101.063% and 100.000% of the principal amount redeemed on September 1, 2020 and September 1, 2021, respectively. In addition, at any time prior to September 1, 2019, the Issuer may, at its option, redeem up to 40% of the aggregate principal amount of the Notes issued under the Indenture with the proceeds of certain equity offerings at a redemption price of 104.250% of the principal amount thereof, plus accrued and unpaid interest.

Repurchase at the Option of Holders

Upon the occurrence of a change of control triggering event or upon the sale of certain assets in which Parent and its restricted subsidiaries do not apply the proceeds as required, the holders of the Notes will have the right to require the Issuer to make an offer to repurchase each holder’s Notes at a price equal to 101% (in the case of a change of control triggering event) or 100% (in the case of an asset sale) of their principal amount, plus accrued and unpaid interest.

Covenants; Events of Default

The Indenture contains covenants that, among other things, limit the ability of (i) prior to the Escrow Release Date, the Escrow Issuers and (ii) from and after the Escrow Release Date, the Surviving Issuer, Parent and Parent’s restricted subsidiaries to incur additional indebtedness or issue certain preferred shares, pay dividends, redeem stock or make other distributions, make certain investments, sell or transfer certain assets, create liens, consolidate, merge, sell or otherwise dispose of all or substantially all of Parent’s assets, enter into certain transactions with affiliates, and designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. The Notes also contain customary events of default, the occurrence of which could result in the principal of and accrued interest on the Notes to become or be declared due and payable.

Escrow Agreement

In connection with the issuance of the Notes, the Escrow Issuers entered into an Escrow Agreement, dated as of August 18, 2016 (the “Escrow Agreement”), with the Trustee and the Escrow Agent. Pursuant to the Escrow Agreement, the Escrow Issuers have (i) instructed the initial purchasers of the Notes (the “Initial Purchasers”) to deposit with the Escrow Agent an amount in cash equal to the gross proceeds of the offering of the Notes and (ii) arranged for the deposit of an amount in cash to pay interest with respect to the Notes up to, but not including, the special mandatory redemption date based on the Initial Outside Date (the cash deposited in accordance with clauses (i) and (ii), collectively with any investments thereof and all interest, dividends and other distributions and payments thereon received by the Escrow Agent and any amount deposited pursuant to an extension of the Outside Date, the “Escrowed Funds”). The Escrow Issuers have granted to the Trustee, for the benefit of itself and the holders of the Notes, a first-priority security interest in the Escrow Account and the Escrowed Funds to secure the obligations under the Notes pending disbursement upon Escrow Release. Pursuant to the Escrow Agreement, the Escrow Agent will release the Escrowed Funds to, or at the order of, the Escrow Issuers upon delivery by the Escrow Issuers to the Escrow Agent and the Trustee of an Officer’s Certificate certifying that the following conditions will be met substantially concurrently with or, in certain cases, promptly following the Escrow Release: (i) the Issuer Capitalization (as defined in the Indenture) shall be consummated; (ii) each of the Issuers shall merge with and into the Surviving Issuer, with the Surviving Issuer as the surviving entity, and the Surviving Issuer shall, pursuant to a supplemental indenture, assume the obligations of the Issuers under the Indenture and the Notes; (iii) the Company, Parent and each of Parent’s required domestic restricted subsidiaries (other than the Issuer) shall become a guarantor of the Notes, in each case pursuant to a supplemental indenture; and (iv) the opinion of counsel contemplated by the purchase agreement by and among the Company, the Escrow Issuers and Merrill Lynch, Pierce, Fenner & Smith Incorporated for itself and on behalf of the several Initial Purchasers named therein shall be delivered.

Registration Rights Agreement

On August 18, 2016, the Escrow Issuers and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the several Initial Purchasers, entered into a Registration Rights Agreement with respect to the Notes (the “Registration Rights Agreement”). On the Escrow Release Date, the Company, Parent and the subsidiary guarantors of the Notes will join the Registration Rights Agreement. In the Registration Rights Agreement, the Issuer and the guarantors have agreed that they will use their respective commercially reasonable efforts to (i) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the Notes for new notes, with terms substantially identical in all material respects to the Notes and (ii) cause the exchange offer registration statement to be declared effective under the Securities Act.

The Issuer and the guarantors have agreed to use their commercially reasonable efforts to cause the exchange offer to be consummated or, if required, to have one or more shelf registration statements declared effective, within 450 days after the issue date of the Notes. If the Issuer and the guarantors fail to satisfy this obligation (a “registration default”), the annual interest rate on the Notes will increase by 0.25% for the first 90-day period immediately following the occurrence of the registration default. The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per annum. If the registration default is corrected, the interest rate on the Notes will revert to the original level.

If the Issuer must pay additional interest, it will pay holders of the Notes in cash on the same dates that the Issuer makes other interest payments on the Notes, until the registration default is corrected.

Credit Agreement Amendment

On August 18, 2016, Parent entered into Amendment No. 1 (the “Amendment”) to the Credit Agreement dated as of October 25, 2013 (the “Credit Agreement”) pursuant to which, among other things, $3,225 million of outstanding existing term loans (the “Existing Term Loans”) were converted into a new tranche of term loans with amended pricing and an extended maturity date (the “Extended Term Loans”). Any outstanding Existing Term Loans not so amended (after giving effect to the expected repayment of approximately $250 million with a portion of the proceeds of the Notes offering as described above) shall remain in place on the existing terms and will mature on the scheduled maturity date of October 25, 2020. The Extended Term Loans provide for substantially the same terms, including with respect to the guarantees therein, as the Existing Term Loans, except that the Extended Term Loans: (i) mature on October 25, 2023; (ii) provide for an amended applicable margin on LIBOR rate loans of 2.50%, an amended applicable margin on base rate loans of 1.50% and a LIBOR floor of 0%; (iii) provide for a premium of 1.00% of the aggregate principal amount of any Extended Term Loans prepaid as a result of certain repricing transactions occurring within six months of the effective date of the Term Loan Extension; and (iv) are subject to periodic amortization payments to be made on the last business day of each quarter in installments in an aggregate principal amount equal to 0.25% of the original principal amount of the Extended Term Loans (which amounts shall be reduced given the application of prepayments on the Extended Term Loans in order of priority required pursuant to the Existing Term Loans and the Extended Term Loans), with the remaining amount payable on the applicable maturity date with respect to such Extended Term Loans.

In addition, the Amendment amends Parent’s existing senior secured credit facilities to, among other things: (i) provide for the ability to incur indebtedness up to $1.0 billion with a shorter maturity and weighted average life to maturity than the Extended Term Loans; (ii) reduce the ability to incur indebtedness secured on a pari passu basis with the senior secured credit facilities by conditioning it upon a first lien net leverage ratio not to exceed 3.75 to 1.00 (from 5.20 to 1.00); and (iii) provide that if at any time the loans under the senior secured credit facilities have a rating equal to or higher than Baa3 (or the equivalent) according to Moody’s Investors Service, Inc. and BBB- (or the equivalent) according to Standard & Poor’s Ratings Services and no default has occurred and is continuing at the time such rating is given, the restrictions in the senior secured credit facilities regarding incurring additional indebtedness, dividends and distributions or repurchases of capital stock and transactions with affiliates will no longer apply to Parent or its restricted subsidiaries at any time thereafter.

Certain of the Initial Purchasers and participants in the Credit Agreement and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, certain of the Initial Purchasers or their respective affiliates may receive a portion of the net proceeds from the offering of the Notes that are used to repay the Company’s existing indebtedness. Blackstone Advisory Partners L.P., one of the Initial Purchasers, is also an affiliate of The Blackstone Group L.P. (“Blackstone”). Blackstone and its affiliates owned approximately 45.8% of the Company’s outstanding common stock as of June 30, 2016.

Each of the foregoing descriptions of the Indenture, the Notes, the Escrow Agreement, the Registration Rights Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of each of such documents, which are filed as Exhibits 4.1, 4.2, 10.1, 4.3 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 concerning the Issuer’s direct financial obligations under the Notes is incorporated by reference in this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On August 18, 2016, Hilton Grand Vacations Trust I LLC, a wholly owned special purpose subsidiary of the Company, amended its receivables loan agreement that is secured by certain timeshare financing receivables originated by Hilton Resorts Corporation (“HRC”), a wholly owned subsidiary of the Company, with Wells Fargo Bank, National Association, as paying agent and securities intermediary, Deutsche Bank AG, New York Branch, and Bank of America, N.A., as committed lenders and managing agents, and Deutsche Bank Securities Inc., as administrative agent, to, among other things: (i) extend the commitment term from December 5, 2016 to August 17, 2018 (all loans will become due and payable 12 months after the end of the commitment term); (ii) increase borrowing capacity from $300 million to $450 million; and (iii) increase the usage fee prior to the end of the commitment term from 1.00% to 1.30%.

The timeshare financing receivables are secured by first mortgages or deeds of trust on timeshare interests in one or more residential units at timeshare resorts developed by HRC or a subsidiary of HRC. Certain of the participants in the receivables loan agreement and their respective affiliates have performed and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and commissions.

The information included in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act, unless specifically incorporated by reference into any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report (including the exhibits attached hereto) contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as such factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission. The Company disclaims any obligation to update forward-looking statements, except as may be required by law.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of August 18, 2016, by and among Hilton Escrow Issuer LLC, Hilton Escrow Issuer Corp., the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee.

4.2	Form of 4.250% Senior Note due 2014 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of August 18, 2016, by and among Hilton Escrow Issuer LLC, Hilton Escrow Issuer Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the initial purchasers.

10.1	Escrow Agreement, dated as of August 18, 2016, by and among Hilton Escrow Issuer LLC, Hilton Escrow Issuer Corp., Wilmington Trust, National Association, as Trustee under the Indenture and Wilmington Trust, National Association, as escrow agent.

10.2	Amendment No. 1, dated as of August 18, 2016, to the Credit Agreement, dated as of October 25, 2013, by and among Hilton Worldwide Holdings Inc., Hilton Worldwide Finance LLC, the other guarantors party thereto from time to time, Deutsche Bank AG New York Branch as administrative agent, collateral agent, swing line lender and L/C issuer and the other lenders party thereto from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ Kevin J. Jacobs
Name:	Kevin J. Jacobs
Title:	Executive Vice President and Chief Financial Officer

Date: August 18, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of August 18, 2016, among Hilton Escrow Issuer LLC, Hilton Escrow Issuer Corp., the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee.

4.2	Form of 4.250% Senior Note due 2014 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of August 18, 2016, by and among Hilton Escrow Issuer LLC, Hilton Escrow Issuer Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the initial purchasers.

10.1	Escrow Agreement, dated as of August 18, 2016, by and among Hilton Escrow Issuer LLC, Hilton Escrow Issuer Corp., Wilmington Trust, National Association, as Trustee under the Indenture and Wilmington Trust, National Association, as escrow agent.

10.2	Amendment No. 1, dated as of August 18, 2016, to the Credit Agreement, dated as of October 25, 2013, by and among Hilton Worldwide Holdings Inc., Hilton Worldwide Finance LLC, the other guarantors party thereto from time to time, Deutsche Bank AG New York Branch as administrative agent, collateral agent, swing line lender and L/C issuer and the other lenders party thereto from time to time.